EXHIBIT 21



                           LIST OF SUBSIDIARIES


                                                     NAME UNDER
                                   STATE OF       WHICH SUBSIDIARY
NAME OF BUSINESS                INCORPORATION      DOES BUSINESS
----------------                -------------    -----------------

Hayes Holdings I Inc.              Delaware

Hayes Holdings II Inc.             Delaware

Pemco Aeroplex, Inc.*              Alabama        Pemco World Air
                                                   Services, a Precision
                                                   Standard  Company

Air International Incorporated     Delaware       Pemco Aeroplex

Space Vector Corporation           Delaware

Pemco Capital Corporation**        Colorado

Pemco Nacelle Services, Inc.       Colorado

Pemco Air Services System, Inc.    Colorado       Pemco Air Support
                                                   Services, Inc.

Pemco World Air Services, Inc.     Colorado

Pemco World Air Services, A/S      Copenhagen, Denmark

Pemco Inc.***                      Delaware



*    Hayes International Corporation changed its name to Pemco Aeroplex,
      Inc.
**   Pemcorp Industries, Inc. changed its name to Pemco Capital
      Corporation
***  Precision Standard Corp. changed it name to Pemco Inc.